UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Twitter Announces Adjournment of 2021 Annual Meeting of Stockholders

With Respect to Board Declassification Proposal

SAN FRANCISCO, California – May 27, 2021 – Twitter, Inc. (NYSE: TWTR) announced that today it convened its Annual Meeting of Stockholders (“Annual Meeting”) as scheduled and considered all items of business with the exception of Proposal 5, the proposed amendment to its certificate of incorporation to declassify the Twitter Board of Directors as set forth in the Company’s Proxy Statement (the “Proposal.”)

The Nominating and Corporate Governance Committee, on behalf of the Twitter Board, believes it is in stockholders’ best interest to extend the opportunity for stockholders to vote on this important matter and therefore recommended an adjournment to allow additional time for stockholders to submit proxies with respect to the Proposal. The Annual Meeting will be reconvened on June 24, 2021 at 10:00 am PT (the “Reconvened Annual Meeting”). The sole matter of business before the Reconvened Annual Meeting will be the Proposal.

Being within 6% of the affirmative votes required for the Proposal to pass, and with 99% of the votes submitted so far voting in favor, the Twitter Board has determined to leave voting for the Proposal open. The number of shares required for approval thus exceeds the number of shares typically represented at Twitter’s annual meetings, and the Board recognized that allowing additional time for stockholders to participate in the vote could better represent their interests.

Twitter will continue to solicit proxies from shareholders with respect to the Proposal, and electronic voting platforms are expected to remain open. The Board recommends that shareholders vote “FOR” the Proposal. The Record Date for determining stockholders eligible to vote on the Proposal remains April 5, 2021.

Twitter encourages any eligible stockholder that has not yet voted their shares or provided voting instructions to their broker or other record holders to do so promptly. If a stockholder has previously submitted its proxy and does not wish to change its vote, no further action is required. Stockholders who need help voting their shares may call Twitter’s proxy solicitor, Innisfree M&A Incorporated at (877) 750-8338 (toll-free in the U.S. and Canada) or +1(412) 232-3651 (from other locations).

The Company expects to file the voting results regarding the other proposals considered today at the Annual Meeting on a Form 8-K with the Securities & Exchange Commission on May 28, 2021.

About Twitter, Inc.

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